	Fund Name	MassMutual Select PIMCO Total Return
	Series Number	(Series 47)
	Name of Affiliate member of underwriting or selling syndicate	Jefferies Group Inc

	(A) if part of an issue registered under the Securities Act of 1933 that is being offered to the public,	Yes
	(B) part of an issue of governmental securities, as defined in section 2(a)(16) of the Investment Company Act of 1940,
	(C) if Eligible Municipal Securities,
	(D) if Securities sold in an Eligible Foreign Offering,
	(E) if Securities sold in an Eligible Rule 144A Offering

	Issuer/Name of Security	Credit Suisse New York Note
	Description of Security	corporate note

	Date Purchased	1/11/2011

	Underwriter(s) from whom purchased	Credit Suisse Securities (USA) LLC

	Syndicate Member(s)	Credit Suisse Securities (USA) LLC
		Banc of America Securities LLC
		BB&T Capital Markets, a division of Scott & Stringfellow, LLC
		BNY Mellon Capital Markets, LLC
		Citigroup Global Markets Inc
		Deutsche Bank Securities Inc
		DZ Financial Markets LLC
		Fifth Third Securities, Inc
		FTN Financial Securities Corp
		KeyBanc Capital Markets Inc
		Jefferies & Company, Inc
		Morgan Keegan & Company, Inc
		PNC Capital Markets LLC
		SunTrust Robinson Humphrey, Inc
		TD Securities (USA) LLC
		U.S. Bancorp Investments, Inc
		Wells Fargo Securities LLC
		Aladdin Capital LLC
		MFR Securities, Inc
		Samuel A. Ramirez & Company Inc
		The Williams Capital Group, L.P

(X)	Aggregate Principal amount or Number of Shares	$800,000.00
	Aggregate Purchase Price	$799,032.00
(Y)	Aggregate principal amount of such class of securities being offered	$1,250,000,000

	Purchase Price per Unit	99.879%

	Date First Offered:	1/11/2011
	Price paid by each other purchaser in the offering or in any concurrent offering prior to close of first full business day on which sales are made.	99.879%
	Commission, spread or profit (%)	0.25%

	The advisor/sub advisor certifies that the following information contained herein is complete and accurate and the following conditions have been satisfied:
	The purchase price did not exceed the price paid by each other purchaser in the offering or in any concurrent offering prior to close of first full business day on which sales are made.
	The underwriting was a Firm Commitment Underwriting:
	The commission, spread, or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period
	For securities that are not municipal securities - The issuer has been in continuous operation for not less than three years, including the operations of any predecessors.

For municipal securities only - The issue of securities has received an investment grade rating from a NRSRO  or, if the issuer or entity supplying the revenues from which the issue is to be paid has been in operation less than three years (including the

The amount of such securities purchased by all of the investment companies advised by the advisor and the relevant sub-advisor(s) to the Fund purchasing such securities did not exceed 25% of  (X) or (Y).

	No Affiliated Underwriter was a direct or indirect participant in the sale.
	Each transaction specified in this report has been effected in compliance with SEC Rule 10f-3.